Exhibit 99.1

Hilton
Garden Inn

Apple REIT Ten

SECOND QUARTER • JUNE 30, 2014

Dear Shareholder

Confidence among both corporate and leisure travelers has strengthened and performance across the hotel industry was healthy during the first half of 2014. Occupancy rates have reached prerecession peak levels in many domestic markets as demand for lodging continues to outpace the level of new hotel supply growth. Performance across the Apple REIT Ten, Inc. portfolio of hotels during the second quarter of this year continued to improve and the hotel industry outlook for the second half of 2014 and into 2015 remains positive.

As of July 31, 2014, the Apple REIT Ten real estate portfolio included 49 Marriott®- and Hilton®-branded upscale extended-stay, select-service and full-service hotels, with an aggregate of 6,188 guestrooms, diversified across markets within 17 states. I am pleased to report that the Apple REIT Ten portfolio of hotels achieved a five percent increase in revenue per available room (RevPAR) during the second quarter of 2014 as compared to the same period last year. For the six-month period ending June 30, 2014, our hotels reported an average occupancy rate of 74 percent, an average daily rate (ADR) of $121 and RevPAR of $90 for the period owned by the Company. For the same six-month period of 2013, our hotels achieved an average occupancy rate of approximately 73 percent, ADR of $117 and RevPAR of $85.

Apple REIT Ten strategically invested $100 million in Cripple Creek Energy, LLC, a company dedicated to the oil and gas business, in mid-2013. Under the terms of the agreement, Apple REIT Ten has a preferred interest in all of Cripple Creek Energy’s assets and is entitled to receive an annual return on the investment of 14 percent. Pursuant to its terms, the investment is expected to mature in June 2015.

Adjusted funds from operations (AFFO) for the six-month period ending June 30, 2014 totaled $39.3 million, or $0.48 per share. AFFO for the same period of 2013 was $23.4 million, or $0.34 per share. Shareholder distributions were $0.4125 per share during the first six months of this year. The current annualized distribution rate is $0.825 per share. The Company closely monitors this annualized distribution rate, taking into account varying economic cycles and capital improvements, as well as current and projected hotel performance, and may make adjustments as needed, based on available cash resources. Due primarily to the impact of depreciation as well as the timing of acquisitions and fundraising, a portion of your 2014 distribution will be treated as a return of capital for tax purposes.

Apple REIT Ten is purposely structured as a non-traded public REIT, a long-term commercial real estate investment option with annual dividend income. On July 31, 2014, the best-efforts offering for the Company concluded, with gross proceeds raised of approximately $1.05 billion. Due to the nature of our structure, our program is now closed to new investors.

Apple REIT Ten has four hotels under contract that are currently under construction. The Company anticipates it will close on the acquisition of these properties over the next 12 to 18 months. Our team remains steadfast to our long-term shareholder objectives and as hotel industry fundamentals continue to strengthen, I am confident the Company is well positioned for future progress. As always, thank you for your investment in Apple REIT Ten.

Sincerely,

Glade M. Knight,
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)
(In thousands except statistical data)	Three months ended June 30, 2014	Three months ended June 30, 2013	Six months ended June 30, 2014	Six months ended June 30, 2013
REVENUES
Room revenue	$54,475	$36,844	$100,751	$64,481
Other revenue	4,855	4,098	9,043	7,327
Total revenue	$59,330	$40,942	$109,794	$71,808

EXPENSES
Direct operating expense	$14,334	$9,870	$26,898	$17,928
Other hotel operating expenses	22,560	14,833	42,766	26,927
General and administrative	1,663	1,169	3,092	2,186
Depreciation	7,042	4,847	14,011	9,334
Acquisition related costs	33	603	1,041	1,969
Investment income	(3,492)	(815)	(6,945)	(934)
Interest expense	2,341	1,249	4,674	2,324
Total expenses	$44,481	$31,756	$85,537	$59,734

NET INCOME
Net income	$14,849	$9,186	$24,257	$12,074
Net income per share	$0.18	$0.13	$0.30	$0.18

ADJUSTED FUNDS FROM OPERATIONS (A)
Net income	$14,849	$9,186	$24,257	$12,074
Depreciation of real estate owned	7,042	4,847	14,011	9,334
Funds from operations (FFO)	$21,891	$14,033	$38,268	$21,408
Acquisition related costs	33	603	1,041	1,969
Adjusted funds from operations (AFFO)	$21,924	$14,636	$39,309	$23,377
FFO per share	$0.26	$0.20	$0.47	$0.31
AFFO per share	$0.26	$0.21	$0.48	$0.34

WEIGHTED-AVERAGE SHARES OUTSTANDING	83,502	69,654	81,728	67,981

OPERATING STATISTICS
Occupancy	79%	78%	74%	73%
Average daily rate	$123	$119	$121	$117
RevPAR	$97	$92	$90	$85
Number of hotels	49	35
Distributions per Share	$0.21	$0.21	$0.41	$0.41

BALANCE SHEET HIGHLIGHTS (Unaudited)
(In thousands)			June 30, 2014	December 31, 2013
ASSETS
Investment in real estate, net			$801,094	$764,579
Energy investment			100,329	100,340
Other assets			27,250	25,035
Total assets			$928,673	$889,954

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable			$160,197	$196,540
Other liabilities			10,419	10,642
Total liabilities			170,616	207,182
Total shareholders’ equity			758,057	682,772
Total liabilities and shareholders’ equity			$928,673	$889,954

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains or losses from sales of real estate, plus depreciation and amortization. Adjusted funds from operations (AFFO) excludes costs assoiciated with the acquisition of real estate. The Company considers FFO and AFFO in evaluating property acquisitions and its operating performance and believes that FFO and AFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company’s activities in accordance with GAAP. FFO and AFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2014 and the results of operations for the interim period ended June 30, 2014. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Ten, Inc. 2013 Annual Report.

FAIRFIELD
INN & SUITES
Marriott

Marriott

Images from left to right: FAIRFIELD INN & SUITES, TALLAHASSEE, FL; MARRIOTT, FAIRFAX, VA; HILTON GARDEN INN, OKLAHOMA CITY, OK; HOMEWOOD SUITES, DENTON, TX

Market Diversity

ALABAMA	NEBRASKA
Huntsville (2), Mobile	Omaha (3)

ARIZONA	NORTH CAROLINA
Phoenix (3), Scottsdale	Charlotte/Matthews, Jacksonville, Winston-Salem

CALIFORNIA	OHIO
San Diego/Oceanside	Cincinnati/Mason

COLORADO	OKLAHOMA
Colorado Springs, Denver	Oklahoma City (2), Oklahoma City/West

FLORIDA	SOUTH CAROLINA
Boca Raton, Gainesville (2), Pensacola, Tallahassee	Charleston, Columbia

ILLINOIS	TENNESSEE
Chicago/Des Plaines, Chicago/Skokie, Hoffman Estates	Franklin (2), Knoxville (3), Nashville

INDIANA	TEXAS
Merrillville, South Bend	Austin/Round Rock, Dallas, Denton, Houston (2)

IOWA	VIRGINIA
Cedar Rapids (2), Davenport	Fairfax, Richmond/Henrico

MINNESOTA
Minneapolis/Maple Grove

CORPORATE PROFILE Apple REIT Ten, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn & Suites® by Marriott®, Marriott® Hotels & Resorts, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Hampton Inn & Suites®, Hilton Garden Inn®, Home2 Suites by Hilton® and Homewood Suites by Hilton® brands. As of July 31, 2014, the Apple REIT Ten portfolio consisted of 49 hotels with 6,188 guestrooms in 17 states. MISSION Apple REIT Ten, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

As always, we encourage our shareholders to know their investment and stay informed by reviewing information on our website at www.applereitten.com, as well as our filings with the Securities and Exchange Commission, which can be found on their website at www.sec.gov.

Cover image: HILTON GARDEN INN, GAINESVILLE, FL

“Courtyard® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “Marriott® Hotels & Resorts,” “Residence Inn® by Marriott®,” “SpringHill Suites® by Marriott®,” and “TownePlace Suites® by Marriott®,” are each a registered trademark of Marriott® International, Inc. or one of its affiliates. All references to “Marriott®” mean Marriott® International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott® is not responsible for the content of this Quarterly Report, whether relating to the hotel information, operating information, financial information, Marriott®’s relationship with Apple REIT Ten, Inc. or otherwise. Marriott® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Ten offering and received no proceeds from the offering. Marriott® has not expressed any approval or disapproval regarding this Quarterly Report, and the grant by Marriott® of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Marriott® has not assumed and shall not have any liability in connection with this Quarterly Report.

“Hampton Inn & Suites®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton® Worldwide Holdings, Inc. or one of its affiliates. All references to “Hilton®” mean Hilton® Worldwide Holdings, Inc. and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton® is not responsible for the content of this Quarterly Report, whether relating to hotel information, operating information, financial information, Hilton®’s relationship with Apple REIT Ten, Inc. or otherwise. Hilton® was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Ten offering and received no proceeds from the offering. Hilton® has not expressed any approval or disapproval regarding this Quarterly Report, and the grant by Hilton® of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Hilton® has not assumed and shall not have any liability in connection with this Quarterly Report.

This Quarterly Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of terms such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple REIT Ten, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of the Company to implement its acquisition strategy and operating strategy; the Company’s ability to manage planned growth; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; the outcome of current and future litigation; regulatory proceedings or inquiries; changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a real estate investment trust; and the ability of the Company to realize its anticipated return on its energy investment as well as the ability of the underlying business to implement its operating strategy, which is subject to numerous government regulations and other risks inherent in the oil and gas industry. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this Quarterly Report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s SEC reports, including, but not limited to in the section entitled “Item 1A. Risk Factors” in the 2013 Annual Report on Form 10-K filed by the Company with the SEC on March 12, 2014. Any forward-looking statement speaks only as of the date of this quarterly report. The Company undertakes no obligation to publically update or revise any forward-looking statements or cautionary factors, as a results of new information, future events, or otherwise, except as required by law.

CORPORATE HEADQUARTERS 814 East Main Street | Richmond, Virginia 23219 (804) 344-8121 | (804) 344-8129 FAX applereitten.com	INVESTOR INFORMATION For additional information about the Company, please contact: Kelly Clarke, Director of Investor Services (804) 727-6321 or kclarke@applereit.com